1 EARNINGS PRESENTATION 4Q 2023 February 20, 2024

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements relating to (i) our strategy, outlook and growth prospects, (ii) our operational and financial targets and (iii) general economic trends and trends in our industry and markets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, difficult market and political conditions, including those resulting from supply chain difficulties, inflation, higher interest rates, a general economic slowdown or a recession; our ability to raise capital from investors for our Company, our funds and the companies that we manage; the performance of our funds and investments relative to our expectations and the highly variable nature of our revenues, earnings and cash flow; our exposure to risks inherent in the ownership and operation of infrastructure and digital infrastructure assets, including our reliance on third-party suppliers to provide power, network connectivity and certain other services to our managed companies; our exposure to business risks in Europe, Asia, Latin America and other foreign markets; our ability to increase assets under management and expand our existing and new investment strategies while maintaining consistent standards and controls; our ability to appropriately manage conflicts of interest; our ability to expand into new investment strategies, geographic markets and businesses, including through acquisitions in the infrastructure and investment management industries; the impact of climate change and regulatory efforts associated with environmental, social and governance matters; our ability to maintain effective information and cybersecurity policies, procedures and capabilities and the impact of any cybersecurity incident affecting our systems or network or the system and network of any of our managed companies or service providers; the ability of our portfolio companies to attract and retain key customers and to provide reliable services without disruption; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the general volatility of the securities markets in which we participate; the market value of our assets and effects of hedging instruments on our assets; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection and new Securities and Exchange Commission (“SEC”) rules governing investment advisers; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any investment vehicle managed or advised thereby. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially. The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

3 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains the following non-GAAP financial measures attributable to the Operating Company: Distributable Earnings (“DE”) and Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) on a Company-wide basis, and specific to the Company's Investment Management segment, Fee Related Earnings (“FRE”) and FRE before the effects of new investment strategies, as represented by Investment Management Adjusted EBITDA. DE and FRE are the most common metrics utilized in the investment management sector. The Company believes these non-GAAP financial measures supplement and enhance the overall understanding of its underlying financial performance and trends, and facilitate comparison among current, past and future periods and to other companies in similar lines of business. The Company uses these non-GAAP financial measures in evaluating the Company’s ongoing business performance and in making operating decisions. For the same reasons, the Company believes these non-GAAP measures are useful to the Company’s investors and analysts. As the Company evaluates profitability based upon continuing operations, these non-GAAP measures exclude results from discontinued operations. These non-GAAP financial measures should be considered as a supplement to and not an alternative or in lieu of GAAP net income (loss) as measures of operating performance, or to cash flows from operating activities as indicators of liquidity. The Company's calculation of these non-GAAP measures may differ from methodologies utilized by other companies for similarly titled performance measures and, as a result, may not be fully comparable to those calculated by the Company's peers. In evaluating the information presented throughout this presentation, refer to the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical information in this presentation may reflect certain adjustments to information reported in prior periods. This presentation also includes forward-looking guidance for certain non-GAAP financial measures, including FRE / Adjusted EBITDA. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations of historical Adjusted EBITDA to net income. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for these measures to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income. Distributable Earnings (“DE”): DE generally represents the net realized earnings of the Company and is an indicative measure used by the Company to assess ongoing operating performance and in making decisions related to distributions and reinvestments. Accordingly, we believe DE provides investors and analysts transparency into the measure of performance used by the Company in its decision making. DE reflects the ongoing operating performance of the Company’s core business by generally excluding non-cash expenses, income (loss) items that are unrealized and items that may not be indicative of core operating results. This allows the Company, and its investors and analysts to assess its operating results on a more comparable basis period-over-period. DE is calculated as an after-tax measure that differs from GAAP net income (loss) from continuing operations as a result of the following adjustments to net income (loss): transaction-related costs; restructuring charges; other gain (loss); unrealized principal investment income (loss); non-cash depreciation and amortization expense, non-cash impairment charges (if any); amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated compensation expense; non-cash equity-based compensation costs; preferred stock redemption gain (loss); straight-line adjustment to lease income and expense. Transaction-related costs are incurred in connection with acquisitions and include costs of unconsummated transactions, while restructuring charges are related primarily to severance and retention costs. These costs, along with other gain (loss) amounts, are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance. Other items excluded from DE are generally non-cash in nature, including income (loss) items that are unrealized, or otherwise do not represent current or future cash obligations such as amortization of deferred financing costs and straight-line lease adjustment. These items are excluded from DE as they do not contribute to the measurement of DE as a net realized earnings measure that is used in decision making related to distributions and reinvestments. Income taxes applied in the determination of DE generally represents GAAP income tax related to continued operations, and includes the benefit of deductions available to the Company on certain expense items excluded from DE (for example, equity-based compensation). As the income tax benefit arising from these excluded expense items do affect actual income tax paid or payable by the Company in any one period, the Company believes their inclusion in DE is appropriate to more accurately reflect amounts available for distribution. The items we have excluded from DE are generally consistent with the exclusions made by our peers, which we believe allows for better comparability to the DE presented by our peers. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”): Adjusted EBITDA is a supplemental measure derived from DE and generally presents the Company’s core operating performance on a pre-tax basis, based upon recurring revenues and independent of our capital structure and leverage. We believe Adjusted EBITDA is useful to investors as an indicative measure of the Company’s profitability that is recurring and sustainable and allows for better comparability of the Company’s performance relative to its peers independent of capital structure and leverage. However, because Adjusted EBITDA is calculated without the effects of certain recurring cash charges, including interest expense, preferred stock dividends, and income taxes, its usefulness as a performance measure may be limited. Adjusted EBITDA is calculated as DE adjusted to generally exclude the following items attributable to the Operating Company that are included in DE: interest expense as included in DE and income tax benefit (expense) as included in DE consistent with an EBITDA measure, preferred stock dividends, placement fee expense, and our share of incentive fees and distributed carried interest net of associated compensation expense. Items excluded from Adjusted EBITDA include preferred stock dividends as Adjusted EBITDA removes the effects to earnings associated with the Company's capital structure, and placement fees as they are inconsistent in amount and frequency depending upon timing of fundraising for our funds. Additionally, Adjusted EBITDA excludes incentive fees and distributed carried interest net of associated compensation expense to be consistent with the FRE measure for our Investment Management segment, as discussed further below. On a go-forward basis, Adjusted EBITDA will be the equivalent of Fee Related Earnings (FRE) on a company-wide basis, which differs from IM FRE as defined below. Investment Management Fee Related Earnings (“IM FRE”): Investment Management FRE is presented as Investment Management Adjusted EBITDA, further adjusted to exclude FRE associated with new investment strategies. Investment Management FRE is used to assess the extent to which direct base compensation and core operating expenses are covered by recurring fee revenues in a stabilized investment management business. Investment Management FRE is measured as recurring fee revenue that is not subject to future realization events and other income (inclusive of cost reimbursements associated with administrative expenses), net of the following: compensation expense (excluding non-cash equity-based compensation, and incentive and carried interest compensation expense), administrative expense (excluding placement fee expense and straight-line adjustment to lease expense) and FRE associated with new investment strategies. In reconciling Investment Management FRE to GAAP net income (loss), adjustments are made to first arrive at Investment Management Adjusted EBITDA, which generally excludes the following: our share of incentive fees and carried interest net of associated compensation expense; unrealized principal investment income (loss); other gain (loss); transaction-related and restructuring charges; non-cash equity-based compensation costs; straight-line adjustment to lease expense; placement fee expense; investment expense; and in line with an EBITDA measure, non-cash depreciation and amortization expense, interest expense, and income tax benefit (expense). Consistent with an FRE measure, Investment Management Adjusted EBITDA excludes incentive fees and carried interest net of associated compensation expense, as these are not recurring fee revenue and are subject to variability given that they are performance-based and/or dependent upon future realization events. In calculating Investment Management FRE which reflects the Company’s Investment Management segment as a stabilized business, Investment Management Adjusted EBITDA is further adjusted to exclude Start-Up FRE. Start-Up FRE is FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion. The Company evaluates new investment strategies on a regular basis and excludes Start- Up FRE from Investment Management FRE until such time as a new strategy is determined to form part of the Company’s core investment management business. We believe that Investment Management FRE and Investment Management Adjusted EBITDA are useful measures to investors as they reflect the Company’s profitability based upon recurring fee streams that are not subject to future realization events, and without the effects of income taxes, leverage, non-cash expenses, income (loss) items that are unrealized and other items that may not be indicative of core operating results. This allows for better comparability of the profitability of the Company’s investment management business on a recurring and sustainable basis.

4 DBRG REPORTS FOURTH QUARTER 2023 RESULTS Boca Raton, February 20th, 2024 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the fourth quarter ended December 31, 2023. The Company reported fourth quarter 2023 total revenues of $350 million, GAAP net income attributable to common stockholders of $101 million, or $0.61 per share, and Distributable Earnings of $18 million, or $0.10 per share. Common and Preferred Dividends On February 16, 2024, the Company’s Board of Directors declared a cash dividend of $0.01 per common share to be paid on April 15, 2024 to shareholders of record at the close of business on March 31, 2024; and declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, which will be paid on April 15, 2024 to the respective stockholders of record on April 10, 2024. Fourth Quarter 2023 Conference Call The Company will conduct an earnings conference call and presentation to discuss the fourth quarter 2023 financial results on Tuesday, February 20, 2024, at 8:00 a.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471. For those unable to participate during the live call, a replay will be available starting February 21, 2024, at 9:00 a.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13739028. International callers should dial (412) 317-6671 and enter the same conference ID number. We had a strong finish to 2023 with the best quarter in investment management fees and fee-related earnings since we assumed leadership at DigitalBridge. Following the successful deconsolidation of our Operating segment in the fourth quarter, today we are a simple, profitable, and fast- growing alternative asset manager, well-positioned to continue scaling our platform in 2024 to meet the AI-led demand for digital infrastructure. Marc Ganzi Chief Executive Officer “ ”

5 DIGITALBRIDGE FOURTH QUARTER 2023 and 2022 GAAP RESULTS CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data, unaudited)

6 AGENDA BUSINESS UPDATESE CT IO N 1 FINANCIAL RESULTSSE CT IO N 2 SE CT IO N 3 EXECUTING THE DIGITAL PLAYBOOK

7 1 BUSINESS UPDATE

2023 – DELIVERY ACROSS 'THE 3 THINGS THAT MATTER'

DigitalBridge completed its multi-year transition to a simple, profitable, and fast-growing alternative asset manager dedicated to digital infrastructure while delivering persistent growth in fundraising and financial performance

FUNDRAISE

Strong Growth in 2023

- Fundraising, M&A, and FEEUM activation drove financial performance
- +59% Fee Revenue growth YoY
- +64% IM Segment FRE YoY

New Capital Formation

- +$7.7[1] Billion in total new capital across DBP Series, Co-invest, and new strategies since January 2023
- Inaugural Credit strategy formed with $1B+ in cumulative capital commitments

(1) Inclusive of all capital committed to DigitalBridge managed investment vehicles in 2023 and 2024 YTD, measured as of February 19, 2024.

SIMPLIFY

Deconsolidation

- Successful deconsolidation of DataBank and Vantage SDC Operating assets
- Process unlocked $471M in proceeds
- Balance sheet de-levered by > $5B

Financial Reporting

- Alignment with our Alt Mgmt peers, including enhanced returns disclosure
- NEW – Operating segment moves to Disc.Ops, clean financials
- UPCOMING – Simplified segment reporting

PERFORM

Portfolio Company Performance

- Strong organic growth
- Resilience of asset class

Early Impact of GenAI Demand

- Record growth in pipeline and data center leasing
- Multi-billion greenfield capex successfully executed...and set to continue in 2024

DIGITALBRIDGE

8

9 $24.8 $32.5 $35.3 $16.9 $19.4 $21.6 $8.8 $8.9 $7.3 $8.7 $9.2 $2.2 $3.6 $4.0 $1.5 $1.6 $1.1 $52.8 $74.6 $80.1 4Q22 3Q23 4Q23 $11.2 $11.3 $12.9 $6.5 $8.5 $9.6 $5.1 $5.1 $2.5 $2.4 $2.4 $2.0 $2.6 $2.7 $22.2 $29.9 $32.8 4Q22 3Q23 4Q23 FUNDRAISING AND INFRABRIDGE DROVE STRONG GROWTH Fee-Earning Equity Under Management (FEEUM) increased $10.6B, or 47% YoY, to $32.8B as of December 31, 2023, powered by organic capital formation and contribution from the InfraBridge acquisition. DBP Series Co-Invest Permanent Capital Vehicles Core, Liquid, Credit AUMFEEUM InfraBridge +47% YoY Growth +52% YoY GrowthFEEUM growth is Key Revenue and Earnings Driver (1) Representative of Digital Segment only for 4Q22. DBRG Balance Sheet ($ in Billions) ($ in Billions) (1) (1)

10 $3.1 $1.7 NEW CAPITAL FORMATION  Despite a historically challenging fundraising environment, DigitalBridge has raised over $7.7B in new fee- earning equity since January 2023(1)  $2.3B raised since last earnings presentation, including $0.8B YTD, led by commitments to the latest DBP Series  Inaugural DBRG credit strategy completed successful fundraise, with $1.1B in cumulative capital commitments (1) Inclusive of all capital committed to DigitalBridge managed investment vehicles during the 2023 and 2024 reporting cycles, measured as of February 24, 2023 and February 19, 2024, respectively. 2023(1) $7.7 ($ in Billions; cumulative) DBP Series Co-Invest Core, Credit, Liquid $6.9B Thru 12/31 2022(1) $4.8 +60% Growth $9.5 $6.5 2023 Guidance Range $126B $121B $148B $176B $79B 2019 2020 2021 2022 2023 Global Infrastructure Fundraising Source: Preqin January 2024 -55% $3.2 $3.5 $0.9

SIMPLIFY – SUCCESSFUL OPERATING SEGMENT DECONSOLIDATION

DigitalBridge completed the deconsolidation of its Operating segment in 2023, harvesting over $400M in profits for DBRG shareholders in the process, while significantly de-levering its balance sheet by over $5 billion(1).

SIGNIFICANT VALUE CREATED FOR SHAREHOLDERS, WITH CAPITAL RECYCLED BACK TO DBRG...

DATABANK 35% IRR(4) 2.2x MOIC for DBRG Shareholders at Current Fair Value (4)



$466M
$128M
Capex/M&A
$144M
zColo Net Funding(2)
$183M
Initial Investment
$439M
$905M
($471M)
$537M
$103M
FV Accretion
$434M
As of 3Q23
Invested Capital
DBRG Value Creation
Pre-Recap Net Equity Value
Monetized Value(3)
Remaining Net Equity Value

...WHILE DE-LEVERAGING THE BALANCE SHEET



Consolidated Debt(5)
DBRG Pro-Rata Debt
$5.5B
$1,000M
93%
Reduction
$0.4B
$378M
6/30/23
12/31/23

(1) Consolidated debt as of 6/30/2023 was ~$5.5 billion.
(2) Net of syndications.
(3) Represents the net difference between the reported Pre-Transaction Net Equity Value and the Remaining Fair Market Value. Net fundings and other deal-related expenses account for the bulk of the difference between Total Net Cash Proceeds and Monetized Value.
(4) As of 12/31/2023 and representative of the DBRG balance sheet ownership position in Databank, does not reflect other investors returns.
(5) Represents principal balance and excludes debt issuance costs, discounts and premiums.

DIGITALBRIDGE 11

SIMPLIFY – DECONSOLIDATING THE BALANCE SHEET

The successful deconsolidation of our Operating segment in 4Q23 resulted in a substantial simplification of our balance sheet, including a significant reduction in our consolidated debt.

Key Takeaways

Operating Transitions to Investments
Former Operating segment assets, DataBank and Vantage SDC, now carried under 'Investments' on the balance sheet.

Deleveraging
Includes $5.1 billion of non-recourse investment level debt deconsolidated since June 2023

Simplify
Complexity of balance sheet significantly reduced with removal of operating assets, facilitating investor analysis and peer comparability.

($ in Millions)	Consolidated Balance Sheet 12/31/22[1]	12/31/23
Assets		
Cash and Cash Equivalents	$ 856	$ 345
Restricted Cash	5	5
Investments	1,237	2,476
Goodwill	298	466
Intangible Assets	86	104
Other Assets	81	79
Due From Affiliates	45	86
Assets of Discontinued Operations	8,421	2
Total Assets	**$ 11,029**	**$ 3,563**
Liabilities		
Debt	$ 569	$ 372
Other Liabilities	534	681
Liabilities of Discontinued Operations	5,355	0
Total Liabilities	**$ 6,458**	**$ 1,053**
Redeemable noncontrolling interests	101	18
Noncontrolling interests in investment entities	2,744	605
Noncontrolling interests in Operating Company	65	75
Total Stockholders' Equity	1,661	1,811
Total Equity	**$ 4,570**	**$ 2,509**
Total Liabilities and Equity	**$ 11,029**	**$ 3,563**

DIGITALBRIDGE

(1) As a result of the deconsolidation of the former operating segment, the 12/31/22 balance sheet has been recast to move subject Assets and Liabilities to discontinued operations

12

13 PORTFOLIO PERFORMANCE Powerful secular tailwinds, driving demand for compute and connectivity, continue to underpin positive performance across our diversified global portfolio. Ultimately portfolio performance drives returns. (1) The Company defines Monthly Recurring Revenue “MRR”, as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days. Excludes companies for which comparable data was not yet available. 4Q234Q22 TOWER PORTFOLIO SMALL CELLS/EDGE FIBER PORTFOLIO DATA CENTER PORTFOLIO 24.8% 5.7%6.7% Monthly Recurring Revenue ($)(1) 2.8% *Select logos above, not fully inclusive of DBRG portfolio companies or MRR statistics shown on this page.

14 2 FINANCIAL RESULTS

DIGITALBRIDGE'S FOURTH QUARTER 2023 HIGHLIGHTS – KEY METRICS

Fee Revenue – IM Segment



$72.2M
59%
$45.3M
4Q22
4Q23

IM FRE



$39.8M
64%
$24.2M
4Q22
4Q23

Distributable Earnings



$17.9M
4Q22
4Q23
-$22.3M

FEEUM



$32.8B
47%
$22.2B
4Q22
4Q23

AUM



$80.1B
52%
$52.8B
4Q22
4Q23

Run-Rate Fee Revenue



$311M
24%
$250M
4Q22
4Q23

DIGITALBRIDGE

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FOURTH QUARTER 2023 HIGHLIGHTS & KPIs

Financial Highlights	At share, DBRG shareholder metrics for the quarter ended December 31, 2023: ▪ **Fee Revenue** in the investment management segment was $72.2 million, up 59% year-over-year. ▪ **Fee Related Earnings** in the investment management segment (IM FRE) were $39.8 million, up 64% year-over-year. ▪ **Distributable Earnings (DE)** attributable to DBRG shareholders were $17.9 million, driven by increased IM FRE in the investment management platform.
Capital Metrics	▪ **Assets Under Management (AUM)** of $80.1 billion, up 52% year-over-year. ▪ **Fee Earning Equity Under Management (FEEUM)** of $32.8 billion, up 47% year-over-year. ▪ **New Capital Raised** of $7.7[1] billion since January 1, 2023, driven principally by initial commitments to the latest DBP Series. ▪ **Run-Rate Fee Revenue** of $311 million, as of December 31, 2023.
Corporate	▪ **Liquidity** as of December 31, 2023 was $475 million, including full availability on the Company's $300 million VFN. ▪ **Debt Reduction** $2.8 billion reduction in consolidated debt resulting from Vantage SDC deconsolidation, $368 million reduction in DBRG at-share debt. ▪ **Capital Allocation** Included funding of GP commitments during the quarter of $50+ million. ▪ **Regular Dividend** of $0.01 per share of common stock was declared for the quarter.

DIGITALBRIDGE

(1) Inclusive of all capital committed to DigitalBridge managed investment vehicles in 2023 and 2024 YTD, measured as of February 19, 2024.

16

17 TOTAL COMPANY 4Q22 4Q23 % Change YOY FY 2022 FY 2023 % Change YOY Fee Revenue $44.3 $74.0 +67% $172.7 $264.1 +53% Carried Interest (realized and unrealized) 176.9 169.7 (4%) 378.3 363.1 (4%) Principal Investment Income 22.3 93.5 +319% 56.7 145.4 +156% Interest & Other Income 27.5 13.1 (53%) 87.0 48.7 (44%) Consolidated Revenues $271.0 $350.3 +29% $694.8 $821.4 +18% DBRG Pro Rata Share of Revenues $199.0 $340.6 +71% $471.9 $718.4 +52% Adjusted EBITDA $17.0 $32.0 +88% $53.6 $103.6 +93% Distributable Earnings (DE) ($22.3) $17.9 n/a ($14.0) $48.6 n/a Distributable Earnings / Share ($0.13) $0.10 n/a ($0.08) $0.28 n/a Growth in the Investment Management business, notably Fee Revenue, continued to drive profitability, with Adjusted EBITDA and Distributable Earnings both up substantially YoY for the fourth quarter and full year 2023. CONSOLIDATED RESULTS (NON-GAAP) Note: All $ in millions As a result of the deconsolidation of the Operating segment, Operating results have been moved to discontinued operations; FY 2023 and FY 2022 results have been recast to reflect this change.

INVESTMENT MANAGEMENT RESULTS (NON-GAAP)

During 4Q23, Fee Revenue increased 59% YoY driven by increased FEEUM from new commitments to the latest DBP series and the InfraBridge acquisition. FRE and segment-level distributable earnings increased 64% and 31%.

INVESTMENT MANAGEMENT	4Q22	4Q23	% Change YOY	FY 2022	FY 2023	% Change YOY
Fee Revenue, excluding incentive fees	$45.3	$72.2	+59%	$176.1	$264.0	+50%
Other Income	0.5	5.3	+898%	1.7	7.3	+329%
G&A [1]	(21.6)	(37.7)	+75%	(82.0)	(133.3)	+63%
Minority Holder Allocation of Adjusted EBITDA	–	–	-	(12.3)	-	(100%)
Fee Related Earnings (IM FRE) [2]	**$24.2**	**$39.8**	***+64%***	**$83.5**	**$137.9**	**+65%**
IM FRE Margin [2]	**53.5%**	**55.1%**		**47.4%**	**52.2%**	
Distributable Earnings Adjustments						
Realized Carried Interest (Loss)	12.4	0.6	*(95%)*	31.5	27.9	*(12%)*
Realized Principal Investment Income (Loss)	–	–	–	-	-	*N/A*
Other IM Expenses & Taxes [1]	(6.8)	(1.3)	*(81%)*	(27.0)	(17.5)	*(35%)*
IM Segment Distributable Earnings (IM DE)	**$29.8**	**$39.1**	***+31%***	**$88.0**	**$148.3**	**+69%**

Note: All $ in millions

(1) G&A excludes start-up FRE costs associated with new strategies, which is captured in Other IM Expenses & Taxes.
(2) IM FRE does not include net corporate overhead expenses captured in 'Corporate & Other EBITDA' as presented in DBRG's supplemental financial statements, which were $4.6 million and $7.3 million, respectively for 4Q22 and 4Q23. Incorporating these costs may enhance investor's evaluation of corporate profitability as DBRG moves closer to simplified segment reporting following deconsolidation of its Operating Segment.

DIGITALBRIDGE
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INVESTMENT MANAGEMENT SEGMENT DETAIL (NON-GAAP)

DBRG accrued Net Carried Interest of $58 million in 4Q23, driven principally by uplift in the value of several of its data center platforms, including DataBank and Switch. Other IM Expenses declined YoY.

Carried Interest Detail	4Q22	4Q23	*% Change YoY*
Unrealized Carried Interest – Income	$147.9	$169.7	
Realized Carried Interest – Income	29.0	2.2[1]	
Carried Interest – Income (as reported on GAAP Income Statement)	$176.9	$171.9	(3%)
Unrealized Carried Interest – Compensation Expense	($78.4)	($112.3)	
Realized Carried Interest – Compensation Expense	(14.3)	(1.6)[1]	
Carried Interest – Compensation Expense	($92.7)	($113.9)	23%
Net Carried Interest (Unrealized and Realized)[2]	$84.2	$58.0	(31%)

Other IM Expenses Detail	4Q22	4Q23
Startup Costs / New Product G&A	($2.6)	($0.5)
Placement Fees	$0.0	($0.0)
Other, at-share	$0.3	$0.6
Allocated Securitization Interest	($2.3)	($2.3)
Income Tax Benefit (expense)	($2.2)	$0.9
Total Other IM Expenses, net	($6.8)	($1.3)

(1) Represents incentive fee realized in the quarter

(2) Net Carried Interest represents GAAP consolidated amount before non-controlling interest share of carried interest (consisting of legacy ownership and Wafra).

DIGITALBRIDGE

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20 $311M Run Rate Fee Revenue INVESTMENT MANAGEMENT GROWTH Run-Rate Fee Revenue is calculated by multiplying committed FEEUM as of the referenced date by the average annual fee rate % to provide an indication of future expected revenue. See definition of Run Rate Fee Revenue at end of this presentation DBRG SHARE EXCLUDES 31.5% MINORITY INTEREST FOR PERIODS PRIOR TO MAY 2022 CONVERSION EXCLUDES 1X ITEMS 4Q Annualized Fee Revenue increased 60% YoY driven by activation of FEEUM associated with the first closing of the latest DBP Series strategy in November 2023. Annualized Fee Revenue Annualized IM Segment FRE $106M $120M $148M $182M $181M $237M $266M $264M $289M $60M $73M $83M $100M $97M $138M $138M $125M $159M 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

BALANCE SHEET PROFILE – NOW SIMPLE TO EVALUATE

Primary assets are equity investments where we deploy capital alongside our LPs in commingled and single asset investment vehicles. DigitalBridge maintains strong liquidity and has significantly de-levered its balance sheet.

Key Corporate Assets

Equity Investments (At Share)	
GP Affiliated Investment in DBP Series	$317
GP Affiliated Investments - Other & Warehoused Investments (Credit, Core, InfraBridge, Liquid, Ventures)	342
GP Affiliated Investment in DataBank and Vantage SDC	669
Equity Investments Total (At Share)	**$1,327**
Corporate Cash	175
Key Corporate Assets	**$1,502**
Current Liquidity (Corporate Cash + VFN/Revolver Availability)	***$475***

Key Corporate Liabilities

Deconsolidation has resulted in a simple capital structure	12/31/2023	Blended Avg. Cost
Corporate Debt		
Exchangeable Notes, 2025	$78	5.8%
Securitized Notes	$300	3.9%
Revolver (VFN; $300M Available)	-	n/a
Total Corporate Debt	**$378**	**4.3%**
Preferred Stock	**$822**	**7.1%**

All figures as of 12/31/23, unless otherwise noted, $ in millions

DIGITALBRIDGE

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GUIDANCE - ALIGNING WITH OUR ALT MGMT PEERS

With the transition completed, DigitalBridge is aligning guidance practices with its alternative asset manager peer set, focusing principally on growth and profitability over a 3-5 year cycle. This updated approach will be outlined at Investor Day in May 2024.

However, on a 1x basis, recognizing the significant change in the company's financial profile following deconsolidation, we are providing indicative 2024 guidance for selected key metrics to facilitate investor analysis.

Additionally, Fee-Related Earnings incorporates Corporate Overhead, consistent with our simplified Income Statement.

Assumptions / Notes on Guidance

- **Ending FEEUM** - New Capital Formation of $7B offset by expected realizations from DBP I / DBP II
- **Fee Revenue** – Growth driven by new FEEUM activation (organic capital formation, no M&A); 2024E includes $40M of Catch-Up Fees
- **Fee Related Earnings (FRE)[1]** – FRE includes corporate overhead; 2024E includes $40M of Catch-Up Fees

Millions of $, except as noted. Actual results	2023A Results	2024E Range
Ending FEEUM	$33B	$36-$38B
Fee Revenue	$264M	$335-360M *+32% midpoint*
Fee Related Earnings (FRE)[1]/ Adjusted EBITDA	$104M	$150-165M *+51% midpoint*

Note: Guidance figures do not assume any contributions from incentive fees, carried interest and principal investment income

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. The Company undertakes no obligation to provide updated projections on a quarterly or other basis.

(1) FRE is calculated on a company-wide basis and is not the equivalent of IM FRE which is a measure limited only to the IM reportable segment. FRE on a company-wide basis is the equivalent of Adjusted EBITDA on a company-wide basis as currently defined. Adjusted EBITDA is defined on page 3 of this presentation.

DIGITALBRIDGE 22

23 3 EXECUTING THE DIGITAL PLAYBOOK 2024 WHAT MATTERS?

24 SCALING OUR PLATFORM With our transformation complete, the 2024 Business Plan is focused on building momentum within the DigitalBridge flywheel, scaling our platform to support the accelerating global demand for digital infrastructure  Drive operating leverage at corporate with human capital and technology  Reinvest our earnings in complementary M&A and cap structure optimization  $15B total capex; mission- critical, AI-levered  Launch new investment platforms backing great management teams  Sharpen the Saw – Asset management focus to maximize company earnings  Investment Solutions tailored to our LPs needs  Form the capital to fuel the AI Revolution  Tap new LPs and new markets FUNDRAISE1 INVEST - PORTFOLIO2 SCALE - DBRG3 DBRG Flywheel DIGITALBRIDGE 2024 BUSINESS PLAN 2024: FUNDRAISE INVEST - PORTCOS SCALE - DBRG Secular Tailwinds Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

FUNDRAISING – NEW CAPITAL FORMATION REMAINS A KEY DRIVER

To meet the growing demand for AI-led investment in digital infrastructure, DigitalBridge expects to form $7 billion in new fee-bearing capital during 2024 (inclusive of $0.8B YTD) across its multi-strategy platform.

*2024 Target Capital Formation**


$7B*
Capital Raise

Flagship (~50%)

DBRG expects to build on the successes of 2023 by adding to the $3.2 billion[(1)] already raised for DBP III

Co-Invest (~25%)

Significant success-based capex expected at our portfolio companies, driving additional co-invest

Other Strategies (~25%)

Other strategies including Credit, SAF, Ventures and Liquid are expected to benefit from strong sector tailwinds

* Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

New Capital Partners in 2023


Total # of Limited Partners Globally
100+
2021
250+
2023

New Partners

AustralianSuper | OMERS | SwissLife | MEAG | infranity | aware super

DIGITALBRIDGE

(1) Inclusive of all 3rd party capital committed to DigitalBridge Partners III in 2023 and 2024 YTD, measured as of February 19, 2024.

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AI EXPECTED TO TAKE A DECADE TO BUILD

TOTAL GLOBAL DC MARKET



~100GW(2)
next 6-10 years
50GW(1)
today
Early 2000s
2024
2035

DATA CENTERS ARE BECOMING AI FACTORIES: DATA AS INPUT, INTELLIGENCE AS OUTPUT

Source: 1) infrastructure October 2023: total data center market, operational IT Capacity. 2) DigitalBridge estimates, Schneider Electric estimates, Overview of AI workloads in data centers, 2023 Report

DIGITALBRIDGE

AI: POTENTIAL 50GW+ IN NEXT 5-10 YRS

2024 Expected To Be Record Year For Data Center Leasing From Key Logos

Microsoft

Microsoft CEO Satya Nadella, "There's this complete new world of AI driving a set of new workloads..."

NVIDIA

Nvidia CEO, Jensen Huang, "A new computing era has begun." 3Q23 data center revenues of $14.5B, **3.8x greater** than the prior year.

amazon

Amazon just signed a 2GW of leasing in the Americas in 2023, and an additional ~1.1GW of Amazon data center deals in process in 1Q24

Meta

Driven by AI investments, **Meta** unveiled plans to invest up to $37B in capex for 2024 to meet growing compute needs.

Sources: TD Cowen report, Jan 2024 – Takeaways from PTC, Nvidia 3Q23

DIGITALBRIDGE

5+ GW

DBRG pipeline over next 5 years

DBRG INVESTS IN AND OPERATES TOP 3 GLOBAL DATA CENTER FOOTPRINT

190+
Owned Data Centers

80+
Global Markets

VANTAGE · DATA BANK · switch · AIMS · SCALA · AtlasEdge

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27 BUILDING THE AI REVOLUTION – DATA CENTERS DOMINATE CAPEX With $11 billion of the $15 billion in budgeted portfolio-level capex in 2024 focused on data center investment, we are leading mission-critical capex. North America and Europe are the most active markets today, but Rest-of-World is accelerating…AI is Cloud Trained/Edge Delivered…this is a global opportunity. Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. Ipoh, Malaysia Johannesburg, South Africa Melbourne, Australia Goodyear, Arizona Tambore, Brazil Milan, Italy Frankfurt, Germany Kansai, Japan Concepcion, Chile Perry Township, Missouri Atlanta, Georgia Active Construction …a few examples

SCALING DIGITALBRIDGE TO PROFITABILITY: FOCUS ON OPERATING LEVERAGE

Growing revenues and expanding margins generate earnings to fuel our corporate capital allocation priorities

The success of the turnaround we have executed over the past four years and our continued investment in human capital and technology position DigitalBridge to continue scaling our leading investment platform



$360M
$335M
$264M
$173M
$165M
$150M
$104M
$54M
$49M
($14M)
2022
2023
2024E
DISTRIBUTABLE EARNINGS ($M)
ADJUSTED EBITDA / FRE(1) ($M)
FEE REVENUE ($M)

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. The Company undertakes no obligation to provide updated projections on a quarterly or other basis.

(1) FRE is calculated on a company-wide basis and is not the equivalent of IM FRE which is a measure limited only to the IM reportable segment. FRE on a company-wide basis is the equivalent of Adjusted EBITDA on a company-wide basis as currently defined. Adjusted EBITDA is defined on page 3 of this presentation.

DIGITALBRIDGE
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SCALE DBRG - CORPORATE CAPITAL ALLOCATION PRIORITIES

As DBRG executes on a near/medium term focus on strategic M&A and capital structure optimization, we expect additional free cash flow will become available to invest and compound capital alongside LPs in our fund vehicles

CAPITAL ALLOCATION FRAMEWORK		*Since 2020*	CURRENT FOCUS	MEDIUM/LONG-TERM
41%	CAPITAL STRUCTURE OPTIMIZATION	$0.6B Convertible Note Repayments $0.6B Preferred Equity Paydowns / Repurchases	Opportunistic preferred/debt paydown	Opportunistic preferred paydown
36%	COMPOUND CAPITAL ALONGSIDE LPS	$0.5B GP Affiliated Investments $0.5B Invested in Databank / Vantage SDC[1]	Structural allocation ~2-3% of equity in fund vehicles	Increase allocation as Capital Structure Optimization completed
21%	ACCRETIVE DIGITAL IM M&A	$0.5B Wafra transaction[2] $0.1B AMP platform purchase[3]	Strategic, complementary platforms, must be superior to share repurchase and preferred stock paydown	TBD, strategic, complementary platforms, must be superior to share repurchase
2%	SHARE REPURCHASES & DIVIDENDS	$0.1B common share repurchases Initiated $0.01/sh dividend	"Low but grow" dividend: maintain stable share count and opportunistic repurchases	"Low but grow" dividend: maintain stable share count and opportunistic repurchases

(1) Excludes initial investment of $0.2B in Databank in 2019.
(2) Represents the final upfront cash consideration and $90M of earnout payments made in 2023.
(3) Represents the final upfront cash consideration payment made in 2023 for the Investment Management business only.

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30 2024 CEO PRIORITIES: 3 THINGS THAT MATTER CEO 2024 Checklist SCALE THE PLATFORM FUNDRAISE  $7 billion in new fee-paying capital during 2024  Educate LPs and capitalize on early stages of AI-powered demand INVEST - PORTFOLIO  Deploy $15 billion in total capex  Launch new investment platforms to meet growing global demand for compute and connectivity SCALE DBRG  Deliver operating leverage at the corporate level  Reinvest earnings in accretive, complementary M&A and capital structure optimization Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. AI-POWERED SECULAR TAILWINDS DIGITAL INFRASTRUCTURE SPECIALISTS SIMPLE,HIGH GROWTH MODEL

31 4 Q&A SESSION

32 5 APPENDIX

NON-GAAP RECONCILIATIONS

($ in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Net income (loss) attributable to common stockholders	$ 100,607	$ 261,828	$ (22,411)	$ (212,473)	$ (19,356)	$ (63,273)	$ (37,321)	$ (262,316)
Net income (loss) attributable to noncontrolling common interests in Operating Company	7,627	19,918	(1,745)	(16,662)	(1,583)	(4,834)	(3,090)	(22,862)
Net income (loss) attributable to common interests in Operating Company and common stockholders	**108,234**	**281,746**	**(24,156)**	**(229,135)**	**(20,939)**	**(68,107)**	**(40,411)**	**(285,178)**
Adjustments for Distributable Earnings (DE):								
Transaction-related and restructuring charges	13,543	6,583	7,182	18,552	22,536	14,062	6,739	20,997
Unrealized other (gain) loss, net	3,937	(256,439)	11,881	150,921	3,514	(30,326)	45,722	143,071
Unrealized principal investment income	(93,534)	(17,943)	(30,409)	(3,562)	(22,302)	2,669	(16,444)	(6,454)
Unrealized carried interest allocation, net of associated compensation expense	(57,348)	(68,099)	(43,791)	18,240	(70,541)	2,652	(61,710)	9,176
Compensation expense - equity-based	9,795	14,340	20,691	10,770	7,610	7,824	8,168	8,979
Depreciation and amortization	9,104	9,319	11,353	6,875	14,129	14,931	9,535	5,676
Straight-line rent revenue and expense	(94)	(68)	(571)	(275)	(5,036)	(5,933)	(2,355)	(701)
Amortization of deferred financing costs, debt premiums and discounts	640	660	690	794	1,242	1,288	1,083	924
Preferred share redemption (gain) loss	—	—	(927)	—	—	—	—	—
Income tax effect on certain of the foregoing adjustments	—	—	—	—	—	—	—	(328)
Adjustments attributable to noncontrolling interests in investment entities	(11,959)	(20,330)	(43,997)	(93,273)	(27,201)	(96,848)	(46,823)	(77,161)
DE from discontinued operations[1]	35,613	82,849	97,557	112,663	74,683	184,492	89,744	169,352
After-tax DE	**$ 17,931**	**$ 32,618**	**$ 5,503**	**$ (7,430)**	**$ (22,305)**	**$ 26,704**	**$ (6,752)**	**$ (11,647)**

($ in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
After-tax DE	$ 17,931	$ 32,618	$ 5,503	$ (7,430)	$ (22,305)	$ 26,704	$ (6,752)	$ (11,647)
Interest expense included in DE	4,524	4,616	4,916	7,272	8,487	10,620	8,674	7,838
Income tax expense (benefit) included in DE	(3,921)	59	2,770	1,098	30,561	(7,838)	(2,694)	(6,849)
Preferred dividends	14,660	14,645	14,675	14,676	14,765	15,283	15,759	15,759
Principal Investment Income (Loss)	—	—	—	(277)	(1,860)	(9,303)	—	(58)
Placement fee expense	30	15	3,653	—	—	—	—	—
Realized carried interest (allocation) reversal, net of associated compensation (expense) reversal	(606)	(27,927)	883	(243)	(12,377)	(20,258)	—	1,172
IM segment other income and investment-related expense, net, included in DE	(633)	409	(360)	4	(292)	177	(201)	—
Non pro-rata allocation of income (loss) to noncontrolling interests	—	—	—	—	—	—	—	231
Adjusted EBITDA	**$ 31,985**	**$ 24,435**	**$ 32,040**	**$ 15,100**	**$ 16,979**	**$ 15,385**	**$ 14,786**	**$ 6,446**

(1) Equity method earnings (loss) from BRSP and the operating results of the portfolio companies previously consolidated in the Operating segment, which qualified as discontinued operations in March 2023 and December 2023, respectively, are included in DE of discontinued operations for all periods presented..

DIGITALBRIDGE

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NON-GAAP RECONCILIATIONS

($ in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
IM net income (loss)	**$72,975**	**$100,014**	**$35,177**	**$ (2,804)**	**$81,167**	**$46,065**	**$67,995**	**$ (9,143)**
Adjustments:								
Interest expense (income)	2,027	2,128	2,268	2,411	2,200	2,906	2,771	2,500
Investment expense, net of reimbursement	(32)	97	—	51	156	230	(200)	138
Depreciation and amortization	8,809	9,003	11,039	6,409	6,135	5,369	5,375	5,276
Compensation expense—equity-based	5,647	7,218	17,099	3,898	6,639	2,654	3,361	3,191
Compensation expense—carried interest and incentive	(57,954)	(96,026)	(43,349)	17,056	(84,206)	(40,867)	(61,710)	10,767
Administrative expenses—straight-line rent	500	511	(39)	77	1,541	68	76	159
Administrative expenses—placement agent fee	30	15	3,653	—	—	—	—	—
Transaction-related and restructuring charges	9,661	3,891	3,025	9,682	8,101	2,317	4,042	3,942
Principal investment income (loss)	(850)	(1,451)	(1,604)	(318)	(2,072)	(1,016)	(1,016)	(17)
Other (gain) loss, net	(662)	2,662	3,608	(3,082)	(248)	110	424	3,055
Income tax (benefit) expense	(864)	(15)	2,356	217	2,172	1,263	2,006	2,374
IM Adjusted EBITDA	**$39,287**	**$ 28,047**	**$33,233**	**$33,597**	**$21,585**	**$19,099**	**$23,124**	**$22,242**
Exclude: Start-up FRE of certain new strategies	516	1,155	1,165	915	2,643	2,399	2,335	2,362
IM FRE	**$39,803**	**$ 29,202**	**$34,398**	**$34,512**	**$24,228**	**$21,498**	**$25,459**	**$24,604**
Wafra's 31.5% ownership	—	—	—	—	—	—	(4,700)	(7,615)
DBRG OP share of IM FRE	**$39,803**	**$ 29,202**	**$34,398**	**$34,512**	**$24,228**	**$21,498**	**$20,759**	**$16,989**

DIGITALBRIDGE

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35 DEFINITIONS Assets Under Management (“AUM”) AUM represents the total capital for which we provide investment management services. AUM is generally composed of (a) third party capital managed by the Company and its affiliates, including capital that is not yet fee earning, or not subject to fees and/or carried interest; and (b) assets invested using the Company's own balance sheet capital and managed on behalf of the Company's stockholders (composed of the Company's fund investments as GP affiliate, warehoused investments, and as of December 31, 2023, the Company's interest in portfolio companies previously in the Operating segment). Third party AUM is based upon invested capital as of the reporting date, including capital funded through third party financing, and committed capital for funds in their commitment stage. Balance sheet AUM is based upon the carrying value of the Company's balance sheet investments as of the reporting date (at December 31, 2022 prior to deconsolidation, on an undepreciated basis as it relates to the Company's interest in portfolio companies previously consolidated in the Operating segment). DBRG at-share DBRG at-share represents the Company’s interest through the Operating Company and excludes noncontrolling interests in investment entities. Fee-Earning Equity Under Management (“FEEUM”) FEEUM represents the total capital managed by the Company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM may be based upon committed capital, invested capital, net asset value ("NAV") or gross asset value ("GAV"), pursuant to the terms of each underlying investment management agreement. The Company’s calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Fee Related Earnings Margin % ("FRE Margin %") FRE Margin % represents IM FRE divided by management fee revenues, excluding one-time catch-up fees and/or incentives fees. Monthly Recurring Revenue (“MRR”) The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days. Operating Company DigitalBridge Operating Company, LLC, the operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. Run-Rate Fee Revenue Calculated as FEEUM, inclusive of uncalled contractual commitments expected to be called within their commitment periods by investment vehicles that charge fees on invested capital once called, multiplied by the blended average fee rate as of the most recent reporting period. The Company’s calculations of Run-rate Investment Management Fee Revenues may not be achieved if all uncalled commitments are not called. UPB: Unpaid Principal Balance.

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